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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2007

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation.

        On October 25, 2007, the Development Authority of Appling County (Georgia), the Development Authority of Burke County (Georgia), and the Development Authority of Monroe County (Georgia) (collectively, the "Authorities") issued, on Oglethorpe's behalf, $181,890,000 in aggregate principal amount of tax-exempt refunding bonds (the "Series 2007 Refunding Bonds") for the purpose of refunding certain outstanding tax-exempt bonds previously issued by the Authorities on Oglethorpe's behalf. Georgia Transmission Corporation (An Electric Membership Corporation) assumed 13.510% of Oglethorpe's obligations with respect to $27,105,000 of the Series 2007 Refunding Bonds. The Series 2007 Refunding Bonds were issued initially as 7-day auction rate securities with an initial interest payment date of November 1, 2007. Payment of the principal of, and interest on, the Series 2007 Refunding Bonds when due is insured by MBIA Insurance Corporation. In connection with the issuance of the Series 2007 Refunding Bonds, Oglethorpe issued separate promissory notes, secured under Oglethorpe's Mortgage Indenture, that evidence Oglethorpe's obligations to make payments that correspond to payments due under each series of the Series 2007 Refunding Bonds. The Series 2007 Refunding Bonds have bullet maturities in 2038, 2039 and 2040.

[Signatures on following page]

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: October 25, 2007	By	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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SIGNATURES